Exhibit 99.1

ADMA Biologics Reports Third Quarter 2014
Financial and Operational Results

RAMSEY, N.J. – November 10, 2014 – ADMA Biologics, Inc. (ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, today reported its financial and operational results for the third quarter ended September 30, 2014 and announced recent Company developments and anticipated milestones for the remainder of 2014.

“Our third quarter clinical and market preparation activities for RI-002 progressed as planned and on budget,” stated Adam Grossman, ADMA Biologics’ President and Chief Executive Officer. “We have completed all patient dosing in the Phase III trial and while patient follow up continues, there have been no reported serious adverse events attributable to RI-002 to date. We are on schedule to report primary endpoint, Phase III data, by the end of 2014 and we are also pleased to have listed our shares of common stock on the NASDAQ Capital Market.”

2014 Anticipated Milestones

•	Announce primary endpoint data from pivotal Phase III study of RI-002 in PIDD (Primary Immune Deficiency Disease) patients
•	Complete construction of a second ADMA BioCenters plasma collection operation
•	Initiate donor collections and regulatory process to file Biologics License Application (BLA) for new ADMA BioCenters plasma collection facility

Financial Results for the Third Quarter Ended 2014

At September 30, 2014, the Company had cash, cash equivalents and short-term investments of approximately $20.3 million, compared with approximately $29.1 million at December 31, 2013.  The Company’s cash, cash equivalents and short-term investments as of September 30, 2014 are expected to fund operations into the first half of 2016.

The consolidated net loss for the quarter ended September 30, 2014 was approximately $3.4 million, or $0.36 per share, compared with a consolidated net loss of approximately $2.7 million, or $0.46 per share, for the quarter ended September 30, 2013.  Revenues totaled approximately $1.4 million for the quarter ended September 30, 2014, compared with approximately $1.1 million for the quarter ended September 30, 2013.  The increased net loss for the third quarter of 2014 was attributed to higher research and development expenses as a result of increased regulatory consulting fees pertaining to the preparation of the submission of our anticipated Biologics License Application submission with the Food and Drug Administration during the first half of 2015, dependent upon positive results of our pivotal Phase III clinical trial data, along with increased general and administrative expenses as a result of higher costs associated with professional fees and stock-based compensation expense.  Our plasma center costs increased as well, primarily related to increased costs of product revenue associated with increased donor collections, production and sale of normal source plasma, increased plasma center expenses related to the additional staffing of employees for our existing plasma center and our second plasma center, which is expected to open by the end of this year, increased advertising and promotion expenses and increased plasma operations’ supplies attributed to increased donor collections.

About ADMA Biologics, Inc.

ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA BioCenters a source plasma collection operation which provides ADMA with a portion of its blood plasma for the manufacture of RI-002 as well as generates revenues from the sale of source plasma to third parties. For more information, please visit the Company’s website at www.admabiologics.com.

About ADMA’s lead product candidate RI-002

ADMA’s lead product candidate, RI-002 is a specialty Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as standardized, high levels of antibodies targeted to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary component of IGIV products. Polyclonal antibodies are proteins that are used by the body’s immune system to neutralize microbes, such as bacteria and viruses. The polyclonal antibodies that are present in RI-002 are expected to prevent infections in immune-compromised patients. The product is currently being evaluated in a Phase III trial in the United States.  All patients have completed dosing requirements in the Phase III trial and continue in follow up. The primary endpoint data will be announced prior to December 31, 2014.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, the availability of preliminary data, the reporting of data, regulatory processes, potential clinical trial initiations, the submission of potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, build out, opening and regulatory approval of plasma facilities, commercialization efforts of the Company's product candidate(s), trends relating to demand for source plasma and our ability to sustain  the listing of our common stock on the NASDAQ Capital Market. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on March 28, 2014 and our other filings with the U.S. Securities and Exchange Commission including, among other things, risks as to whether any preliminary data will, if and when available, be encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether we will meet any of our clinical or regulatory milestones, open any new facilities, changes in supply and demand for source plasma, whether we will be able to sustain the listing of our common stock on the NASDAQ Capital Market and whether we will meet any timing targets expressed by the Company.  Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

Contact:
Brian Lenz
Vice President and Chief Financial Officer
201-478-5552
www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

REVENUES:
Product revenue	$1,347,041	$1,088,452	$4,370,141	$2,618,361
License revenue	18,889	18,889	56,667	25,185
Total Revenues	1,365,930	1,107,341	4,426,808	2,643,546

OPERATING EXPENSES:
Cost of product revenue	867,681	726,245	2,785,526	1,741,052
Research and development	1,482,929	1,408,990	7,597,295	6,346,924
Plasma centers	1,018,382	657,776	2,641,700	1,713,058
General and administrative	1,035,220	845,301	3,711,875	3,366,699

TOTAL OPERATING EXPENSES	4,404,212	3,638,312	16,736,396	13,167,733

LOSS FROM OPERATIONS	(3,038,282)	(2,530,971)	(12,309,588)	(10,524,187)

OTHER INCOME (EXPENSE):
Interest income	3,508	2,145	8,912	5,658
Interest expense	(335,299)	(162,934)	(904,934)	(450,574)
Change in fair value of stock warrants	(14,616)	2,813	(44,196)	60,568
Other income	-	-	-	82,497
OTHER INCOME (EXPENSE), NET	(346,407)	(157,976)	(940,218)	(301,851)

NET LOSS	$(3,384,689)	$(2,688,947)	$(13,249,806)	$(10,826,038)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.36)	$(0.46)	$(1.43)	$(1.84)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	9,291,823	5,871,002	9,291,823	5,871,002

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014 (Unaudited)	*December 31, 2013
Assets
Cash, cash equivalents and short-term investments	$20,271,154	$29,084,661
Total Assets	$25,287,215	$31,979,943

Accumulated deficit	$(65,886,380)	$(52,636,574)
Total Stockholders’ Equity	$9,244,947	$21,573,359

*Condensed from audited financial statements